Exhibit 99.1

PRESS RELEASE

Contact: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Investors/Media: The Ruth Group Stephanie Carrington / Jason Rando (646) 536-7017 / 7025 scarrington@theruthgroup.com jrando@theruthgroup.com

Kite Realty Group Trust Announces

Third Quarter Financial Results

Third Quarter Highlights

•                  Completed initial public offering on August 16, 2004 with gross proceeds of $237.9 million inclusive of over-allotment option exercise

•                  Closed nine acquisitions for an aggregate purchase price of $125.5 million, including debt assumed of $52.1 million

•                  Retail operating portfolio occupancy rate at 94.9%

•                  11 properties under development are currently 65.7% leased with total projected cost of approximately $109 million

Indianapolis, IN, November 5, 2004 – Kite Realty Group Trust (NYSE: KRG), (“the Company”) announced today results for the third quarter ended September 30, 2004.

Kite Realty Group Trust completed its initial public offering (the “IPO”) on August 16, 2004.  Financial statements and exhibits incorporated into this release include the results of the Company since August 16, 2004, the combined results of the Company and Kite Property Group, the Company’s predecessor, (“the Predecessor”) between July 1, 2004 and September 30, 2004, and the results of the Predecessor prior to August 16, 2004. Internally, the Company uses this combined reporting to evaluate its operating performance and believes that this presentation will provide investors with additional insight into its financial results.

Financial and Operating Results

For the three months ended September 30, 2004, combined funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, for the Kite portfolio was $968,049, which includes one-time charges of approximately $2,226,000 related to expenses associated with the Company’s IPO and related formation transactions, compared with $3,776,819 for the same period in the prior year.  The Company’s allocable share of combined FFO was $760,112 (net of the Company’s share of the one time charges of approximately $1,554,000 mentioned previously) for the third quarter of 2004 compared with $2,476,798 for the same period in the prior year.

For the nine months ended September 30, 2004, combined FFO for the Kite portfolio was $4,487,243, which includes one-time charges of approximately $2,226,000 related to expenses associated with the Company’s IPO and related formation transactions compared with combined FFO of $5,779,614 for the same period in the prior year.  The Company’s allocable share of combined FFO was $2,870,927 (net of the Company’s share of the one time charges of approximately $1,554,000 mentioned previously) for the nine months ended September 30, 2004 compared with $3,625,439 for the same period in the prior year.

FFO for Kite Realty Group Trust from the completion of the IPO through September 30, 2004 was $29,811 including a one-time charge associated with the Company’s IPO and related formation transactions of approximately $1,671,000.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  A reconciliation of net income to FFO is included in the attached table.

Combined total revenue for the third quarter of 2004, increased 62% to $11.9 million from $7.4 million for the Company’s Predecessor for the same period in 2003. Combined net loss for the third quarter of 2004 was $1.3 million, including one-time costs related to our IPO and related formation transactions of approximately $2.2 million, compared to the Predecessor’s net income for the third quarter of 2003 of $1.5 million.  From the Company’s formation on August 16, 2004 to September 30, 2004, Kite Realty Group Trust reported net loss of $1.2 million or $(0.06) per diluted share, including the costs mentioned above.

Combined total revenue for the nine months ended September 30, 2004, increased 44% to $26.6 million from $18.5 million for the Company’s Predecessor for the same period in 2003. Combined net loss for the nine months ended September 30, 2004 was $1.3 million compared to the Predecessor's net income for the same period in 2003 of $1.2 million.  Combined 2004 results were negatively impacted by the expenses related to the IPO and related formation transactions of $2,226,000.

Results per share are based on a weighted average number of shares outstanding for the period from August 16, 2004 through September 30, 2004 of 17,800,441.  The weighted average number of common shares and Operating Partnership units outstanding for the period was 26,082,323.

At quarter end, Kite Realty Group Trust owned interests in 27 retail operating and 10 retail development properties, with 4.1 million square feet and 1.4 million square feet respectively.  Occupancy of the retail operating portfolio at quarter end was at 94.9%.  Kite Realty Group Trust also owned five commercial operating properties and one commercial development property with 547,652 square feet and 115,000 square feet, respectively.  Occupancy of the commercial operating portfolio was at 96.9%.

John A. Kite, President and Chief Executive Officer, said, “During the third quarter, we completed our IPO and successfully deployed the proceeds.  Going forward, we will continue to aggressively pursue additional acquisition and development opportunities that will enhance our portfolio with high-quality shopping centers in strong markets.  We remain focused on generating attractive returns as we capitalize on relationships and our extensive development pipeline.”

Acquisition Activities

During the quarter ended September 30, 2004, Kite Realty Group Trust or its predecessor completed nine acquisitions as summarized below:

•                  Acquired September 30, Centre at Panola neighborhood shopping center in Lithonia, Georgia (a suburb of Atlanta, Georgia) for a total purchase price of $9.2 million, inclusive of $5.3 million in assumed debt;

•                  Acquired September 16, Sunland Towne Centre community shopping center in El Paso, Texas for a total purchase price of $32.1 million, inclusive of $17.8 million in assumed debt;

•                  Acquired August 31, The Plaza at Cedar Hill community shopping center in Dallas, Texas for a total purchase price of approximately $38.7 million, inclusive of $27.5 million in assumed debt;

•                  Acquired August 20, The Publix at Acworth neighborhood shopping center in Acworth, Georgia (a suburb of Atlanta, Georgia) for a total purchase price of approximately $9.2 million;

•                  Acquired August 20, The Waterford Lakes neighborhood shopping center in Orlando, Florida for a total purchase price of approximately $9.1 million;

•                  Acquired August 19, The Hamilton Crossing community shopping center in Carmel, Indiana (a suburb of Indianapolis, Indiana) for a total purchase price of approximately $15.5 million;

•                  Acquired July 23, a 25% interest in Fishers Station neighborhood shopping center in Fishers, Indiana (a suburb of Indianapolis, Indiana) for a total purchase price of approximately $2.1 million inclusive of $1.4 million in assumed debt;

•                  Acquired July 7, an outlot adjacent to our existing shopping center at Eagle Creek in Naples, Florida for a total purchase price of approximately $1.1 million; and

•                  Acquired July 1, a 99.9% interest in the Wal-Mart Plaza community shopping center in Gainesville, Florida for a total purchase price of approximately $8.5 million.

Development Activities

During the third quarter, two retail properties that were previously under development were completed and added to the Company's operating portfolio:

•                  50th & 12th, a 14,500 square foot build-to-suit development located in Seattle, Washington, is 100% leased to Walgreens.

•                  176th & Meridian, a 14,560 square foot build-to-suit development located in Puyallup, Washington, is 100% leased to Walgreens.

As of September 30, 2004, the Company had 10 retail properties under development that represent an aggregate of 1.4 million square feet, of which a total of 545,500 square feet will be owned by the Company and the remainder will be owned by anchor tenants upon completion of the development.  The total estimated cost for these properties is approximately $105 million, of which approximately $62 million had been incurred as of September 30, 2004.

In addition, in October 2004, portions of two of these retail properties that were under development as of September 30, 2004 became operational:

•                  Traders Point, a 366,377 square foot (including 81,777 square feet of non-owned anchor and outlot space) upscale community shopping center located in Indianapolis, Indiana, partially opened for business in October 2004.  The project, which is anchored by Dick’s Sporting Goods and a Marsh Supermarket, is currently approximately 73% leased to a number of retailers and restaurants in addition to the anchor tenants, including Bed Bath & Beyond, Kerasotes ShowPlace Theatres, Michaels, Old Navy, Chili’s, Macaroni Grill, Longhorn and Ted’s Montana Grill.  Tenants leasing approximately 30,000 square feet of space currently are open for business, while an additional approximately 130,000 square feet of space leased by the anchor tenants as well as the Kerasotes Theatres will open for business over the next 60 days.

•                  Cool Creek Commons, a 138,000 square foot (including 12,200 square feet of non-owned outlot space) upscale neighborhood shopping center located in a northern suburb of Indianapolis, Indiana, partially opened for business in October 2004.  The project, which is anchored by Fresh Market and Stein Mart, currently is approximately 74% leased to a mix of restaurants and traditional retailers including Cardinal Fitness and Mongolian Barbecue. Tenants leasing approximately 12,000 square feet of space currently are open for business, while an additional approximately 50,000 square feet of leased space (including the space leased by Stein Mart) will open for business over the next 60 days.

As of September 30, 2004, the Company had one commercial property under development that is expected to total an aggregate of approximately 115,000 square feet.  This property, which is 100% leased, became operational on November 1, 2004.  The total estimated cost of this project was approximately $4.9 million, of which approximately $3.7 million had been incurred as of September 30, 2004.

Initial Public Offering

On August 16, 2004, Kite Realty Group Trust (the “Company”) completed an initial public offering of 16,300,000 common shares at $13.00 per share for gross proceeds of $211.9 million.  On September 14, 2004, the underwriters of the offering exercised their option to purchase an additional 2,000,000 common shares at the public offering price of $13.00 per share, which resulted in additional gross proceeds of $26.0 million.

As of September 30, 2004, the Company had used net proceeds from the IPO to (i) prepay outstanding indebtedness secured by 13 properties ($99 million) (ii) acquire six properties that were under contract ($61 million), (iii) repay the credit facility provided by affiliates of Lehman Brothers ($48 million), and (iv) acquire interests in nine properties from joint venture and minority interest partners ($13 million); and repay existing indebtedness due to principals in connection with the formation transactions ($9 million).

Other Matters

Kite Realty Group Trust was added to the Russell 3000® and Russell 2000® Indexes, effective September 30, 2004.  The Russell 3000® Index offers investors access to the broad U.S. equity universe and measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market.  The Russell 2000® Index offers investors access to the small-cap segment of the U.S. equity universe and includes the smallest 2000 securities in the Russell 3000®.

Earnings Conference Call

Management will host a conference call on Friday, November 5, 2004 at to 11:00 a.m. ET.  A live Web cast of the conference call will be available online on the Company’s corporate Web site at www.kiterealty.com.  The dial-in numbers are (877) 407-8035 for domestic callers, and (201) 689-8035 for international callers.  After the live Web cast, the call will remain available on Kite Realty Group’s Web site through December 3, 2004.  In addition, a telephonic replay of the call will be available until November 19, 2004.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 1628 and reservation code 121091 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, commercial property under development and parcels of land that may be used for future development of retail or commercial properties.  Kite Realty Group owns interests in 32 operating properties totaling 4.6 million square feet and in 11 properties under development representing more than 1.5 million square feet.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Consolidated and Combined Balance Sheets

As Of September 30, 2004 and December 31, 2003

	Kite Realty Group Trust September 30, 2004	Kite Property Group December 31, 2003
	(Unaudited)
Assets:
Investment properties, at cost:
Land	$103,293,745	$19,319,563
Land held for development	8,011,868	7,137,095
Buildings, improvements and equipment	310,501,347	78,673,523
Construction in progress	64,577,752	48,681,767
	486,384,712	153,811,948
Less: accumulated depreciation	(20,322,767)	(4,465,775)
	466,061,945	149,346,173

Cash and cash equivalents	3,170,927	2,189,478
Tenant receivables, including accrued straight-line rent	4,178,896	1,520,487
Investments in unconsolidated entities, at equity	126,559	2,136,158
Other assets	28,093,544	16,143,410
Total Assets	$501,631,871	$171,335,706

Liabilities and Shareholders’ Equity and Owners’ Equity:
Mortgage and other indebtedness	$214,874,498	$141,498,289
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	868,620	2,864,690
Minority interest	41,715	1,137,914
Other liabilities	56,661,650	20,277,304

Total liabilities	272,446,483	165,778,197

Limited Partners’ interests in operating partnership	69,197,085	—

Shareholders’ Equity and Owners’ Equity:	159,988,303	5,557,509

Total Liabilities and Shareholders’ Equity and Owners’ Equity	$501,631,871	$171,335,706

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Consolidated and Combined Statements of Operations

For the Three Months Ended September 30

	Kite Realty Group Trust Period August 16, 2004 through September 30, 2004	Kite Property Group Period July 1, 2004 through August 15, 2004	Combined Period July 1, 2004 through September 30, 2004	Kite Property Group Three months ended September 30, 2003

Revenue:

Minimum rent	$4,406,584	$2,875,839	$7,282,423	$2,761,299

Tenant reimbursements	765,427	535,097	1,300,524	378,649

Other property related revenue	72,864	160,791	233,655	318,382

Construction and service fee revenue	1,862,122	1,211,775	3,073,897	3,912,423

Other income	16,920	36,009	52,929	1,536

Total revenue	7,123,917	4,819,511	11,943,428	7,372,289

Expenses:

Property operating	1,138,909	1,146,826	2,285,735	1,125,910

Real estate taxes	605,807	367,089	972,896	352,372

Cost of construction and services	1,848,166	1,031,378	2,879,544	3,154,618

General, administrative, and other	579,938	350,051	929,989	308,888

Depreciation and amortization	1,687,928	1,131,390	2,819,318	878,943

Total expenses	5,860,748	4,026,734	9,887,482	5,820,731

Operating income	1,263,169	792,777	2,055,946	1,551,558

Interest expense	1,273,814	1,359,807	2,633,621	1,044,708

Loan prepayment penalties and expenses	1,671,449	—	1,671,449	—

Minority interest (income) loss	(23,650)	286,930	263,280	(38,133)

Equity in earnings (loss) of unconsolidated entities	52,914	138,106	191,020	1,061,049

Limited partners’ interests in operating partnership	499,033	—	499,033	—

Net income (loss)	$(1,153,797)	$(141,994)	$(1,295,791)	$1,529,766

Basic and diluted loss per share	$(0.06)

Weighted average common shares outstanding - basic and diluted	17,800,441

See accompanying notes.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Consolidated and Combined Statements of Operations

For the Nine Months Ended September 30

	Kite Realty Group Trust Period August 16, 2004 through September 30, 2004	Kite Property Group Period January 1, 2004 through August 15, 2004	Combined Period January 1, 2004 through September 30, 2004	Kite Property Group Nine months ended September 30, 2003
Revenue:

Minimum rent	$4,406,584	$11,046,605	$15,453,189	$6,936,555

Tenant reimbursements	765,427	1,662,576	2,428,003	811,716

Other property related revenue	72,864	1,373,503	1,446,367	983,756

Construction and service fee revenue	1,862,122	5,257,201	7,119,323	9,714,645

Other income	16,920	110,819	127,739	25,064

Total revenue	7,123,917	19,450,704	26,574,621	18,471,736

Expenses:

Property operating	1,138,909	4,130,747	5,269,656	2,681,370

Real estate taxes	605,807	1,595,578	2,201,385	879,668

Cost of construction and services	1,848,166	4,405,160	6,253,326	8,281,650

General, administrative, and other	579,938	1,477,112	2,057,050	1,078,185

Depreciation and amortization	1,687,928	3,584,290	5,272,218	2,143,845

Total expenses	5,860,748	15,192,887	21,053,635	15,064,718

Operating income	1,263,169	4,257,817	5,520,986	3,407,018

Interest expense	1,273,814	4,828,888	6,102,702	2,991,252

Loan prepayment penalties and expenses	1,671,449	—	1,671,449	—

Minority interest (income) loss	(23,650)	214,887	191,237	7,294

Equity in earnings (loss) of unconsolidated entities	52,914	163,804	216,718	733,801

Limited partners’ interests in operating partnership	499,033	—	499,033	—

Net income (loss)	$(1,153,797)	$(192,380)	$(1,346,177)	$1,156,861

Basic and diluted income loss per share	$(0.06)

Weighted average common shares outstanding - basic and diluted	17,800,441

See accompanying notes.

Kite Realty Group Trust

Funds From Operations and Other Financial Information

For the Three Months Ended September 30

	Three Months Ended September 30, 2004
	Kite Realty Group Trust Period August 16, 2004 through September 30, 2004	Kite Property Group Period July 1, 2004 through August 15, 2004	Combined Period July 1, 2004 through September 30, 2004	Kite Property Group Three months ended September 30, 2003
Funds From Operations:

Net income (loss)	$(1,153,797)	$(141,994)	$(1,295,791)	$1,529,766
Add: Limited Partners’ interests	(499,033)	—	(499,033)	—
Add: depreciation and amortization of consolidated entities	1,658,403	1,110,276	2,768,679	878,065
Add: depreciation and amortization of unconsolidated entities	33,737	128,821	162,558	280,258
Add (deduct): minority interest*	(9,499)	(286,930)	(296,429)	38,133
Add: joint venture partners’ interests in net income (loss) of unconsolidated entities*	—	109,495	109,495	690,102
Add: joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	18,570	18,570	360,495
Funds From Operations of the Portfolio (1)	29,811	938,238	968,049	3,776,819

Plus: minority interest deficit	—	286,930	286,930	(38,133)
Less: minority interest share of depreciation and amortization	—	(357,799)	(357,799)	(211,291)
Less: joint venture partners’ interests in net (income) loss of unconsolidated entities	—	(109,495)	(109,495)	(690,102)
Less: joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	(18,570)	(18,570)	(360,495)
Less: Limited Partners’ interests	(9,003)	—	(9,003)	—
Funds From Operations allocable to the Company	$20,808	$739,304	$760,112	$2,476,798

*                 Amounts represent the minority and joint venture partners’ interests acquired in connection with the initial public offering and related formation transactions.

(1)          Fund From Operations for the period from August 16 - September 30, 2004 include costs of approximately $1.7 million related to the company’s initial public offering and related formation transactions.

Kite Realty Group Trust

Funds From Operations and Other Financial Information

For the Nine Months Ended September 30

	Nine Months Ended September 30, 2004
	Kite Realty Group Trust Period August 16, 2004 through September 30, 2004	Kite Property Group Period January 1, 2004 through August 15, 2004	Combined Period January 1, 2004 through September 30, 2004	Kite Property Group Nine months ended September 30, 2003
Funds From Operations:

Net income (loss)	$(1,153,797)	$(192,379)	$(1,346,176)	$1,156,861
Add: Limited Partners’ interests	(499,033)	—	(499,033)	—
Add: depreciation and amortization of consolidated entities	1,658,403	3,563,176	5,221,579	2,142,967
Add: depreciation and amortization of unconsolidated entities	33,737	493,571	527,308	864,839
Add (deduct): minority interest*	(9,499)	(214,887)	(224,386)	(7,294)
Add: joint venture partners’ interests in net income (loss) of unconsolidated entities*	—	288,675	288,675	555,066
Add: joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	519,277	519,277	1,067,175
Funds From Operations of the Portfolio (1)	29,811	4,457,433	4,487,244	5,779,614

Plus: minority interest deficit	—	214,887	214,887	7,294
Less: minority interest share of depreciation and amortization	—	(1,014,248)	(1,014,248)	(539,228)
Less: joint venture partners’ interests in net (income) loss of unconsolidated entities	—	(288,675)	(288,675)	(555,066)
Less: joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	(519,277)	(519,277)	(1,067,175)
Less: Limited Partners’ interests	(9,003)	—	(9,003)	—
Funds From Operations allocable to the Company	$20,808	$2,850,120	$2,870,928	$3,625,439

* Amounts represent the minority and joint venture partners' interests acquired in connection with the initial public offering and related formation transactions.

(1) Funds From Operations for the period from August 16 - September 30, 2004 include costs of approximately $1.7 million related to the company's initial public offering and related formation transactions.